American Funds Insurance Series
                             333 South Hope Street
                       Los Angeles, California 90071-1406

                              Phone (213) 486 9320
                               Fax (213) 486 9455

American Funds Insurance Series - Growth Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

------------------ --------------------------------
Share Class            Total Income Dividends
                           (000's omitted)
------------------ --------------------------------
------------------ --------------------------------
Class 1            $13,057
------------------ --------------------------------
------------------ --------------------------------
Total              $13,057
------------------ --------------------------------
------------------ --------------------------------
Class 2            $18,656
------------------ --------------------------------
------------------ --------------------------------
Class 3            $1,084
------------------ --------------------------------
------------------ --------------------------------
Total              $19,740
------------------ --------------------------------

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

-------------------- -------------------------------------------
Share Class             Dividends from Net Investment Income
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 1              $0.1760
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 2              $0.0830
-------------------- -------------------------------------------
-------------------- -------------------------------------------
Class 3              $0.1040
-------------------- -------------------------------------------


Item 74U1 and 74U2
------------------
Number of shares outstanding

------------------ ----------------------------------
Share Class               Shares Outstanding
                            (000's omitted)
------------------ ----------------------------------
------------------ ----------------------------------
Class 1            72,844
------------------ ----------------------------------
------------------ ----------------------------------
Total              72,844
------------------ ----------------------------------
------------------ ----------------------------------
Class 2            235,916
------------------ ----------------------------------
------------------ ----------------------------------
Class 3            10,044
------------------ ----------------------------------
------------------ ----------------------------------
Total              245,960
------------------ ----------------------------------

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

----------------------- -------------------------
                            Net Asset Value
Share Class                    Per Share
----------------------- -------------------------
----------------------- -------------------------
Class 1                 $51.39
----------------------- -------------------------
----------------------- -------------------------
Class 2                 $51.10
----------------------- -------------------------
----------------------- -------------------------
Class 3                 $51.38
----------------------- -------------------------